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                                                                Exhibit 3(b)(ii)

                              AMENDED AND RESTATED
                               SERVICING AGREEMENT

                      RELATED TO THE DISTRIBUTION AGREEMENT
                    BETWEEN CUNA MUTUAL INSURANCE SOCIETY AND
                          CUNA BROKERAGE SERVICES, INC.
                         FOR VARIABLE ANNUITY CONTRACTS

This Agreement is made effective as of this the 1st day of January, 2008 by and between CUNA Mutual Insurance Society (CMIS), a mutual life insurance company domiciled in the State of Iowa with its principal office located in Waverly, Iowa, and CUNA Brokerage Services, Inc. (CUNA Brokerage), a registered broker-dealer domiciled in the State of Wisconsin with its principal office located in Waverly, Iowa.

WHEREAS, CUNA Mutual Life Insurance Company entered into a Servicing Agreement for variable annuity contracts with CUNA Brokerage dated as of January 1, 1997, pursuant to which the terms under which CUNA Brokerage would be compensated for its services to CUNA Mutual Life Insurance Company as principal underwriter and distributor for such company's variable annuity contracts were delineated;

WHEREAS, effective December 31, 2007, CUNA Mutual Life Insurance Company merged with and into CMIS; and

WHEREAS, in light of the merger and certain changes to the business operations of CMIS and CUNA Brokerage, the parties desire to amend this Servicing Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

     1. Payments to and on behalf of CUNA Brokerage shall be properly reflected on the books and records maintained on behalf of CUNA Brokerage by CMIS so as to be in compliance with applicable law and regulations.

     2. CMIS shall maintain payroll records (for the benefit of CUNA Brokerage) which are consistent with its own payroll records kept in the ordinary course of business. CMIS shall remit directly to the proper taxing authorities all applicable payroll taxes and other applicable sums to be deducted from compensation payable to registered representatives of CUNA Brokerage. CMIS shall pay such compensation and taxes out of the dealer concession described in Schedule A.

     3. Schedule A is incorporated by reference into this Agreement for all purposes as though set out in its entirety herein. When and if the
          Schedule is amended, the amendments will be incorporated by reference into this Agreement for all purposes; provided, however, that in the event of a conflict between the provisions contained in the Schedule and the provisions of this Agreement, the provisions of this Agreement shall control.

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IN WITNESS WHEREOF, the undersigned, as duly authorized officers, have caused this Agreement to be executed on behalf of their respective companies.

                                        CUNA Mutual Insurance Society


                                        BY: /s/ Steven R. Suleski
                                            ------------------------------------
                                            Steven R. Suleski
                                            VP and Associate General Counsel


                                        CUNA BROKERAGE SERVICES, INC.


                                        BY: /s/ Mark E. Backes
                                            ------------------------------------
                                            Mark E. Backes
                                            President


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                                   SCHEDULE A

     1. CMIS shall pay to and on behalf of CUNA Brokerage, from the gross premium CMIS receives from MEMBERS(R) Variable Annuity, as a dealer concession: six percent (6%) if the purchaser of an annuity is between the ages of zero (0) and seventy (70) years, five percent (5%) if the purchaser is between the ages of seventy-one (71) and eighty (80) years, and three and five-tenths percent (3.5%) if the purchaser is age eighty-one (81) or older.

     2. CMIS, on behalf of CUNA Brokerage, shall pay to registered representatives of CUNA Brokerage the compensation specified in the various agreements between the parties for products sold by such registered representatives on behalf of CMIS.

     3. CMIS will use any remaining dealer concession on behalf of CUNA Brokerage by:

          - Maintaining payroll records as described in paragraph 2 of this Servicing Agreement;

          - Performing the services described in Article 3 of the Distribution Agreement between CMIS and CUNA Brokerage for Variable Annuity Contracts; and

          - Providing overhead support related to the distribution systems specified in this Section 4.

This Schedule A is approved, effective as of this 1st day of January, 2008.


                                        CUNA Mutual Insurance Society


                                        BY: /s/ Steven R. Suleski
                                            ------------------------------------
                                            Steven R. Suleski
                                            VP and Associate General Counsel


                                        CUNA BROKERAGE SERVICES, INC.


                                        BY: /s/ Mark E. Backes
                                            ------------------------------------
                                            Mark E. Backes
                                            President


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